MFS/SUN LIFE SERIES TRUST
                                  N-SAR EXHIBITS

                                   SUB-ITEM 77D

The following changes to investment policies are described in the prospectus and statement of additional information (SAI) for each series of MFS/Sun Life Series Trust (the Trust) (File Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on May 3, 2004, under Rule 497 under the Securities Act of 1933. Such descriptions are incorporated herein by reference.

Prospectus

Bond Series, Global Growth Series, Strategic Income Series, Total Return Series-
o Amended the description of Government Securities and the Credit Risk associated therewith
o        Amended the description of Mortgage-Backed Securities

Capital Appreciation Series -
o        Added disclosure regarding active and frequent trading
o        Added disclosure regarding Large Cap Companies Risk

Global Growth Series -
o        Amended and restated the "Principal Investment Policies" section
o Amended the description of Government Securities and the Credit Risk associated therewith
o        Amended the description of Mortgage-Backed Securities
o        Added disclosure regarding Derivative Securities

Government Securities Series -
o        Amended and restated the "Principal Investment Policies" section
o Amended the description of Government Securities and the Credit Risk associated therewith
o        Added disclosure regarding active and frequent trading

International Growth Series -
o Deleted disclosure regarding Growth Companies in the "Principal Investment Policies" section

Mid Cap Value Series, Research Series -
o        Added disclosure regarding active and frequent trading

 Money Market Series -
o Amended the description of Government Securities and the Credit Risk associated therewith o Amended disclosure regarding Commercial Paper and Short-Term Obligations o Added disclosure regarding Municipal Securities and the risks associated therewith

Research Growth and Income Series -
o        Amended and restated its entire disclosure and was renamed Core Equity
         Series

Strategic Growth Series -
o Added disclosure regarding Equity Securities and investment target capitalizations
o        Added disclosure regarding Company Risk

Strategic Value Series -
o Added disclosure regarding Lower Rated Securities and the risks associated therewith

Utilities Series -
o Amended the description of Government Securities and the Credit Risk associated therewith
o        Amended the description of Mortgage-Backed  Securities
o Added disclosure regarding Lower Rated Securities and the risks associated therewith

SAI

Capital Opportunities Series -
o Increased its Lower Rated Securities limit from (up to but not including) 10% to (up to but not including) 15%

Emerging Growth Series -
o Decreased its Lower Rated Securities limit from (up to but not including) 10% to (up to but not including) 5%

Global Growth Series -
o        Added Lower Rated Securities limit of (up to but not including) 20%

Government Securities -
o Added Collateralized Mortgage Obligations limit of (up to but not including) 20%

High Yield Series -
o        Added Short Sales limit of up to 5%

International Growth Series, Managed Sectors Series, Massachusetts Investors Trust Series, Massachusetts Investors Growth Stock Series, Mid Cap Value Series, New Discovery Series, Value Series -
o        Added Lower Rated Securities limit of (up to but not including) 10%

Research Growth and Income Series -
o        Replaced by Core Equity Series
o        Set limit on Foreign Securities to (up to but not including) 20%
o        Set limit on Short Sales of 5%

Research International Series -
o        Added Lower Rated Securities limit of (up to but not including) 10%
o        Added Foreign Securities limit of 100%

Utilities Series -
o Decreased its Lower Rated Securities limit from (up to but not including) 20% to (up to but not including) 10%